


                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  May 1 to May 31, 1998
Distribution Date:  June 15, 1998


Statement for Class A and Class B Noteholders and Certificateholders                                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                       Class A/Class B
                                                                                                               Certificate Amount
                                                                                                             ----------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                      11,502,966.54                 38.3432218
          Class A-2 Note  Amount                                                               0.00                  0.0000000
          Class A-3 Note  Amount                                                               0.00                  0.0000000
          Class B  Note  Amount                                                                0.00                  0.0000000
          Certificates  Amount                                                                 0.00                  0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                         429,780.74                  1.4326025
          Class A-2 Note  Amount                                                         332,750.00                  5.0416667
          Class A-3 Note  Amount                                                         236,472.63                  5.1250000
          Class B  Note  Amount                                                          140,304.00                  5.3333333
          Certificates  Amount                                                           112,535.50                  6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)     232,643,187.14


(iv)    Class A-1 Notes Balance (end of Collection Period)                            76,657,187.14
        Class A-1 Pool Factor (end of Collection Period)                                                             0.2555240
        Class A-2 Notes Balance (end of Collection Period)                            66,000,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                             1.0000000
        Class A-3 Notes Balance (end of Collection Period)                            46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                             1.0000000
        Class B Notes Balance (end of Collection Period)                              26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                               1.0000000
        Certificates Balance (end of Collection Period)                               17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                          1.0000000


(v)  Basic Servicing Fee                                                                 202,120.28                  0.4432598


(vi)   Aggregate Net Losses                                                              513,848.00


                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  May 1 to May 31, 1998
Distribution Date:  June 15, 1998


Statement for Class A and Class B Noteholders and Certificateholders                                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                       Class A/Class B
                                                                                                               Certificate Amount
                                                                                                             ----------------------
(vii)   Reserve Account Balance after Giving Effect to Payments                        6,980,036.96
        Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments              6,980,036.96
        Made on Distribution Date
        Draws on Reserve Account                                                               0.00
        Deposits to Reserve Account                                                            0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                           0.00                  0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                           0.00                  0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                           0.00                  0.0000000
        Class B Notes Interest Carryover Shortfall                                             0.00                  0.0000000
        Certificates Interest Carryover Shortfall                                              0.00                  0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                          0.00                  0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                          0.00                  0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                          0.00                  0.0000000
        Class B Notes Principal Carryover Shortfall                                            0.00                  0.0000000
        Certificates Principal Carryover Shortfall                                             0.00                  0.0000000


(ix)  Additional Principal Distributable Amount                                                0.00


(x)  Aggregate Purchase Amount of Receivables Repurchased by the                               0.00
       Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                      Number                          Balance
                                                                             ------------------------------------------------------
           30-59 Days                                                                        600                  6,201,866.28
           60-89 Days                                                                        100                  1,049,255.02
           90 Days or More                                                                   220                  1,165,754.98






                                     Page 2